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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K
                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report
                                 March 31, 2004
                        (Date of earliest event reported)


                             SOUTHTRUST CORPORATION
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)



      000-03613                                          63-0574085
(Commission File No.)                         (IRS Employer Identification No.)



420 NORTH 20TH STREET
 BIRMINGHAM, ALABAMA                                        35203
(Address of principal                                    (Zip Code)
 executive offices)

                                  (205) 254-5000
                (Registrant's telephone number including area code)



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ITEM 9.           REGULATION FD DISCLOSURE.

Certain proxy review firms have established internal guidelines relative to the amount of fees paid by public companies to their independent accounting firm for non-audit related services. These guidelines generally recommend that non-audit related fees not exceed 50% of total fees paid in any given year.

In 2003, SouthTrust Corporation ("SouthTrust" or the "Company") paid fees for non-audit consulting and advisory services to our independent accounting firm totaling $1,238,000, which exceeded the amount paid for audit related services by $95,000. The total non-audit fees paid exceeded the initial fee estimate, causing the non-audit related fees to reach 52% of total fees paid in 2003. Fees paid for non-audit services in 2002 totaled only $55,000. The non-audit related fees paid during 2003 were of a non-recurring nature, and the Company does not expect and has no intention to permit the amount of future fees paid to our independent accounting firm for non-audit services to equal or exceed the amount paid for audit services.

SouthTrust recognizes the need for auditor independence and will continue to support business practices that maintain an environment of solid corporate governance.




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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              SOUTHTRUST CORPORATION


                                      By:  /s/ William L. Prater
                                          ---------------------------------
                                                 William L. Prater
                                             Its Senior Vice President


Date: March 31, 2004